Exhibit 21.1

List of Subsidiaries

Allied Energy Company LLC, an Alabama limited liability company
Aloha Petroleum LLC, a Delaware limited liability company
Aloha Petroleum, Ltd., a Hawaii corporation
AMID Refined Products LLC, a Delaware limited liability company
AMID Caddo LLC, a Delaware limited liability company
AMID NLR LLC, a Delaware limited liability company
Coastline Transportation, Inc., a Texas corporation
Direct Fuels LLC, a Delaware limited liability company
Quick Stuff of Texas, Inc., a Texas corporation
Sandord Energy, LLC, a Texas limited liability company
Sandford Oil Company, Inc., a Texas corporation
Sandford Fuels, LLC, a Texas limited liability company
Sandford Oil South Texas, Inc., a Texas corporation
Sandford Petroleum, Inc., a Texas corporation
Sandford Transportation, LLC, a Texas limited liability company
SSP BevCo I, LLC, a Texas limited liability company
SSP BevCo II, LLC, a Texas limited liability company
SSP Beverage, LLC, a Texas limited liability company
Stripes Acquisition LLC, a Texas limited liability company
Sunoco Finance Corp., a Delaware corporation
Sunoco, LLC, a Delaware limited liability company
Sunoco Property Company LLC, a Delaware limited liability company
Sunmarks LLC, a Delaware limited liability company
Sunoco Retail LLC, a Pennsylvania limited liability company
TCFS Holdings, Inc., a Texas corporation
Town & Country Food Stores, Inc., a Texas corporation
TND Beverage, LLC, a Texas limited liability company
Western Transportation, Inc., a Texas corporation